As filed with the Securities and Exchange Commission on December 13, 2000

                                                        File No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                             PERFECTDATA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

California                                 95-3087593
------------------------------------       -----------------------------------
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

110 West Easy Street, Simi Valley,
California                                  93065
-------------------------------------       ---------
(Address of Principal Executive Offices     (Zip Code)

              Stock Option Plan of 2000 of PerfectData Corporation
               __________________________________________________
                            (Full Title of the Plan)

                               Ms. Irene J. Marino
                             PerfectData Corporation
                              110 West Easy Street
                              Simi Valley, CA 93065
                                 (805) 581-4000
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                             Robert W. Berend, Esq.
                              Wachtel & Masyr, LLP
                              110 East 59th Street
                              New York, N.Y. 10022
                                 (212) 909-9602

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                   Proposed                   Proposed
      Title of Securities                 Amount               Maximum Offering           Maximum Aggregate           Amount of
       To Be Registered              To Be Registered         Price Per Share(1)          Offering Price(1)        Registration Fee
       ----------------              ----------------         ------------------          -----------------        ----------------

  Common Stock, no par value,        2,000,000 Shares               $1.8125(2)                $3,625,000(2)               $957.00
 issuable upon the exercise of
            options


________________


(1)      Estimated solely for the purpose of calculating the registration fee.

(2) The proposed maximum offering price and the registration fee for the shares to be issued upon the exercise of the options are computed, pursuant to paragraphs (c) and (h) of Rule 457, on the basis of the closing sales price on December 7, 2000 as reported on the Nasdaq SmallCap Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

         The following documents have been filed by PerfectData Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

       (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

       (b) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

       (c) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

       (d) the Company's Current Reports on From 8-K and Form 8-K/A reporting Item 4 (Changes in Registrant's Certifying Accountant) as of June 19, 2000; and

       (e) the description of the Company's Common Stock, no par value (the "Common Stock"), as contained in the Company's Registration Statement on Form 8-A which became effective on November 12, 1984 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the "Incorporated Documents"); provided, however, that the documents enumerated above and subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K or Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference herein or be part hereof from and after the filing of such Annual Report on Form 10-K or Form 10-KSB.

       Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.    Description of Securities

       Not applicable.

Item 5.    Interests of Named Experts and Counsel

       The financial statements of the Company as of and for the year ended March 31, 2000 appearing in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 have been audited by KPMG LLP, as set forth in its report thereon included therein and incorporated herein by reference. The financial statements of the Company as of March 31, 1999 and for the years ended March 31, 1999 and 1998 appearing in the Company's Annual Report on From 10-K for the fiscal year ended March 31, 2000 have been audited by Beckman Kirkland & Whitney, as set forth in its report included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

       The validity of the shares offered hereby will be passed upon for the Company by Wachtel & Masyr, LLP, 110 East 59th Street, New York, New York 10022. William B. Wachtel, a partner of Wachtel & Masyr, LLP, is the Trustee of the Digital Trust which, as of November 30, 2000, owned 427,873 shares of the Common Stock which constituted 7.0% of the shares then outstanding. The beneficiaries of the Digital Trust are not related to Mr. Wachtel; however, because as the Trustee he has sole voting and investment power with respect to the shares, he may be deemed the beneficial owner thereof pursuant to Rule 13d-3(a) under the Exchange Act.

Item 6.    Indemnification of Directors and Officers

       Section 309(c) of the California Corporation Code provides that a person who performs the duties of a director in accordance with subdivisions (a) and
(b) of Section 309 shall have no liability based upon any alleged failure to discharge the person's obligations as a director. Subdivision (a) requires a director to serve (including his or her service on a Board committee) "in good faith, in a manner such director believes to be in the best interests of the corporation and its shareholders and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances." Subdivision (b) of Section 309 permits the director, in performing his or her duties, to rely on information, opinions, reports and statements prepared or presented by officers or employees, counsel, independent accountants and others with professional or expert competence and a Board committee on which he or she does not serve so long as the director "acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted."

       As permitted by Section 309(c) of the California Corporation Code, the Company's Articles of Incorporation provide that the personal liability of a director for monetary damages for breach of his or her duties to the Company and its shareholders shall be eliminated to the fullest extent permissible under California law. Such provision does not relieve a director of liability for any breach of his or her duty of loyalty to the Company or its shareholders. In addition, Section 204(a) (10) of the California Corporations Code provides that the provision in the Company's Articles of Incorporation may not eliminate or limit the liability of a director (1) for his or her acts or omissions that involve intentional misconduct or a knowing and culpable violation of the law;
(2) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director; (3) for any transaction from which a director derived an improper personal benefit; (4) for acts or omissions that show a reckless disregard by the director of his or her duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders; (5) for his or her acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to the Company or its shareholders; (6) under
Section 310 of the California Corporations Code for a transaction between the Company and a director, or between the Company and another corporation in which a director has a material financial interest, which is not authorized in the manner provided in such Section; or (7) under Section 316 of the California Corporations Code for unlawful distributions, loans and guarantees. Neither the amendment nor repeal of the provision in the Company's Articles of Incorporation will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise, prior to such amendment or repeal.

       While the Company's Articles of Incorporation provide directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the Articles of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

       The Company's Articles of Incorporation provide that the Company is authorized to provide indemnification of "agents" (as defined in Section 317 of the California Corporations Code) for breach of duty to the Company and its shareholders through by-law provisions or through an agreement with the agent, or through both methods, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject to the limits on such excess indemnification as set forth in clauses (A), (B) and (C) of Section 204(a)(10) of the California Corporations Code. The limits of clause (A) of
Section  204(a)(10) are described in the second  preceding  paragraph as clauses
(1) to (7). Clause B of Section 204(a)(10) provides that the liability of a director cannot be eliminated or limited in any provision in the Articles of Incorporation for any act or omission occurring prior to the date that the provision in the Articles of Incorporation became effective (i.e., October 20, 1989 in the case of the Company). Clause C of Section 204(a)(10) provides that no such provision in the Articles of Incorporation shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

       Section 317(a) of the California Corporations Code defines an "agent" as any person who is or was a director, officer, employee or other agent of a corporation (or a predecessor corporation) or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

       Section 317(b) of the California Corporations Code empowers a corporation to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was an agent of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

       Pursuant to Section 317(c) of the California Corporations Code, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was an agent of the corporation against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner which he or she reasonably believed to be in the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In addition, no indemnification may be made with respect to (1) amounts paid in settling or otherwise disposing of an action or suit in the right of the corporation without court approval or (2) expenses incurred in defending such a pending action or suit which is settled or otherwise disposed of without court approval.

       To the extent that an agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, then, pursuant to
Section 317(d) of the California Corporations Code, he or she must be indemnified by the corporation against expenses actually and reasonably incurred by him or her in connection with the defense. Any indemnification under subsections (b) and (c) of Section 317 of the California Corporations Code, unless ordered by a court or advanced pursuant to this Section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances. Except as provided in subdivision (d), the determination as to indemnification under
Section 317 must be made, as provided in subdivision (e) of Section 317: (a) by the shareholders (with the shares of the agent seeking indemnification not being voted); (b) by a majority vote of a quorum of the directors who were not parties to the action, suit or proceeding; (c) if there is no quorum of directors who were not parties to the action, suit or proceeding, by independent legal counsel in a written opinion; or (d) by the court in which the proceeding was pending.

       Pursuant to Section 317(i) of the California Corporations Code, a corporation may provide that the expenses of a director or officer incurred in defending a civil or criminal action, suit or proceeding be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Any such advance is not considered a prohibited non-shareholder approved loan to any director or officer under Section 315(a) of the California Corporations Code.

       The indemnification and advancement of expenses authorized pursuant to the subsections of Section 317 of the California Corporations Code described above: (a) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law provision, agreement, vote of shareholders or disinterested directors or otherwise, both as to an action in his or her official capacity and as to an action in another capacity while holding his or her office, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

       Section 317(i) of the California Corporations Code permits a corporation to purchase and maintain insurance on behalf of any person who is or was an agent of the corporation, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 317. The Company has in effect a standard directors' and officers' liability insurance policy.

       In Article VI of its By-laws, the Company has adapted provisions substantially similar to those in Section 317 of the California Corporations Code as described above. The Company also has followed the practice of entering in an indemnification agreement with a person when he is elected as an officer or director of the Company, which agreement contains provisions substantially similar to those contained in Section 317 of the California Corporations Code and its By-laws as described above.

       See the last undertaking in Item 9 to this Registration Statement.

Item 7.    Exemption from Registration Claimed

       No option was exercised prior to the effectiveness of this Registration Statement under the Securities Act of 1933, as amended (the "Securities Act'). Accordingly, the Registrant is of the opinion that, at the time each option is hereafter exercised under the Stock Option Plan of 2000 of PerfectData Corporation, the shares of the Common Stock to be issued upon such exercise will not be "restricted securities" as such term is defined in Rule 144(a)(3) promulgated under the Securities Act and may be reoffered or resold pursuant to this Registration Statement unless the person exercising the option is an "affiliate" of the Company as such term is defined in Rule 144(a)(1). In the event that the person is an affiliate, the Registrant intends, before permitting an affiliate to reoffer or resell the shares received upon exercise of an option, to file a Post-Effective Amendment to this Registration Statement containing a reoffer prospectus as provided in General Instruction C to Form S-8 under the Securities Act or require the affiliate to sell pursuant to Rule 144 or another exemption under the Securities Act.

Item 8.    Exhibits

Number         Exhibits

 4(a) Copy of Registrant's Articles of Incorporation as amended todate is incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1990.

 4(b) Copy of Registrant's By-Laws as amended to date is incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

 4(c) Copy of Stock Option Plan of 2000 of PerfectData Corporation is incorporated by reference to the Registrant's definitive proxy material filed on September 14, 2000 and its Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

 4(d)(1)       Form for  Incentive  Stock Option  Agreement  pursuant to Exhibit
               4(c).

 4(d)(2) Form for Non-Qualified Stock Option Agreement by and between the Registrant and an Employee as the Optionee pursuant to Exhibit 4(c).

 4(d)(3) Form of Non-Qualified Stock Option Agreement by and between the Registrant and a Director [and/or a Non-Employee Officer] as the Optionee pursuant to Exhibit 4(c).

 4(d)(4) Form of Non-Qualified Stock Option Agreement by and between the Registrant and a Consultant as the Optionee pursuant to Exhibit 4(c).

 5             Opinion of Wachtel & Masyr, LLP.

 23(a) Consent of Wachtel & Masyr, LLP is included in their opinion filed as Exhibit 5.

 23(b)         Consent of KMPG LLP.

 23(c)         Consent of Beckman Kirkland & Whitney

 99 Form of Indemnification Agreement for officers and directors is incorporated by reference to the Registrant's preliminary proxy material filed on July 17, 1989.

Item 9.  Undertakings

       The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 to this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simi Valley, State of California, on December 12, 2000.

                                PERFECTDATA CORPORATION
                                  (Registrant)


                                By: /s/ Harris A. Shapiro
                                    ----------------------------------------
                                    Harris A. Shapiro
                                    Chairman of the Board and Chief
                                    Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2000.


Signature                                       Title
---------------                                ----------

/s/ Harris A. Shapiro                 Principal Executive Officer and Director
---------------------------------
Harris A. Shapiro

/s/ Irene J. Marino                   Principal Financial and Accounting Officer
---------------------------------
Irene J. Marino

/s/ Brian Maizlish                    Director
---------------------------------
Brian Maizlish

/s/ Timothy D. Morgan                 Director
---------------------------------
Timothy D. Morgan

/s/ Tracie Savage                     Director
---------------------------------
Tracie Savage

/s/ Corey P. Schlossmann              Director
---------------------------------
Corey P. Schlossmann

                             PERFECTDATA CORPORATION
                               EXHIBITS FILED WITH
                       REGISTRATION STATEMENT ON FORM S-8

                                  Exhibit Index



Number      Exhibit                                                      Page
                                                                         Number
4(d)(1)     Form for Incentive Stock Option Agreement pursuant to
            Exhibit 4(c)..............................................   E-3

4(d)(2)     Form for Non-Qualified Stock Option Agreement by and
            between the Registrant and an Employee as the Optionee
            pursuant to Exhibit
            4(c)......................................................   E-19

4(d)(3)     Form of Non-Qualified Stock Option Agreement by and
            between the Registrant and a Director [and/or Non-Employee Officer] as the Optionee pursuant to Exhibit
            4(c)......................................................   E-35

4(d)(4)     Form of Non-Qualified Stock Option Agreement by and
            between the Registrant and a Consultant as the Optionee
            pursuant to Exhibit 4(c)..................................   E-50

5           Opinion of Wachtel & Masyr, LLP...........................   E-65

23(a)       Consent of Wachtel & Masyr, LLP is included in their
            opinion filed as Exhibit 5 hereto.........................   E-65

23(b)       Consent of KPMG LLP.......................................   E-66

23(c)       Consent of Beckman Kirkland & Whitney.....................   E-67

                                                                 Exhibit 4(d)(1)
                    FORM FOR INCENTIVE STOCK OPTION AGREEMENT



        STOCK OPTION AGREEMENT (hereinafter called this "Agreement") made as of this __ day of _________,  ____ between  PerfectData  Corporation,  a California corporation (hereinafter called the "Corporation"), and

___________________________ (hereinafter called the "Optionee").

        WHEREAS, in accordance with its Stock Option Plan of 2000 (hereinafter called the  "Plan"),  a copy of which has been  delivered to the  Optionee,  the

Corporation  desires,  in connection  with the  employment  of the Optionee,  to provide the Optionee with an opportunity to acquire shares of the  Corporation's

Common Stock, no par value (hereinafter called the "Common Stock"), on favorable terms and thereby  increase  his or her  proprietary  interest in the  continued

progress and success of the business of the Corporation;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration,  the Corporation and the Optionee hereby agree as follows:

        1.  Confirmation of Grant of Option.
            --------------------------------

               (a) In accordance with the Plan, the Administrator hereby irrevocably grants to the Optionee on ________, ____ (the "Date of Grant") the right to purchase (hereinafter called the "Option") an aggregate of up to ________ shares of the Common Stock, subject to adjustment as provided in
Section 8 hereof.

               (b) The Option is intended to be an incentive stock option as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the"Code"). The Optionee represents that he or she does not own stock possessing more than 10% of the combined voting power of all classes of stock of the Corporation.

        2. Exercise price. The Exercise Price of the shares of the Common Stock covered by the Option will be $_____ per share (the "Exercise Price"), being the Fair Market Value of a share of the Common Stock on the Date of Grant, subject to adjustment as provided in Section 8 hereof.

        3. Exercise of Option. Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option --------------------------- may be exercised from time to time, in whole or in part, on or prior to ________, ___ (the "Expiration Date") and as to not more than the following number of shares originally subject thereto (after giving effort to any adjustment pursuant to Section 8 hereof and rounding any fraction to the nearest lower whole number): (a) __________ of the shares originally subject thereto at any time after one year from the Date of Grant; (b) _______ of the shares originally subject thereto on the second [and ________________] anniversary of the Date of Grant; (c) ______________ of the shares originally subject thereto on the _________________ anniversary of the Date of Grant; and (d) all of the shares at any time after _____ years from the Date of Grant.

Alternative:

        Subject to earlier termination or cancellation as provided in his Agreement or the Plan, the Option may be exercised from time to time, in whole or in part, on or prior to ___________, ___________ (the "Expiration Date") and shall only become exercisable on the date on which ________ (the "Performance Goal"). If the Performance Goal does not occur on or prior to the Expiration Date, the Option shall become null and void. The Option may be exercised as provided in this Section 3 by notice and payment to the Corporation as provided in Sections 7, 11 and 12 hereof.

        4. Term and Rights as Shareholder. Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option will be exercisable only (a) on or prior to the Expiration Date and (b), except as otherwise provided in Section 6 hereof, if the Optionee shall, at any time of exercise, be an employee of the Corporation or of a Subsidiary. As used in this Agreement, the term "Subsidiary" refers to, and includes, each "Subsidiary Corporation" within the meaning of such term as defined in Section 424(f) of the Code, or corresponding provision of future law. The holder of the Option will not have any right to dividends or any other rights of a shareholder with respect to a share of the Common Stock subject to the Option until such share shall have been issued to him or her following exercise of the Option. Such issuance shall be evidenced by the appropriate entry on the books of the duly authorized transfer agent of the Corporation, provided that the date of issue shall not be earlier than the Exercise Date (as hereinafter defined in Section 7(b) hereof) with respect to such share.

        5. Non-transferability of Option. The Option will not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him or her or, in the case of the Optionee's certified incompetency, his or her duly authorized legal representative(s). More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event if the Administrator should, at any time, in its sole discretion, so elect by written notice to the Optionee (or to the person then entitled to exercise the Option under the provisions of the Plan); provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Subsidiary may have under this Agreement or otherwise.

        6. Exercise Upon Termination of Employment.
           -----------------------------------------

               (a) If the Optionee ceases to be an employee of the Corporation or any Subsidiary because of his or her Discharge for Cause (as hereinafter defined in subsection (e) of this Section 6), the Option will forthwith terminate. If, however, the Optionee for any other reason (other than death, disability (as hereinafter defined in subsection (b) of this Section 6) or normal retirement) ceases to be such an employee, the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of employment, at any time within 60 days after such cessation of employment, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

               (b) (i) If the reason for cessation of employment is disability (within the meaning of Section 22(e)(3) of the Code) or normal retirement, the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of employment, at any time within 12 months after such cessation of employment, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

                    (ii) If the reason for cessation of employment is disability (not within the meaning of Section 22(e)(3) of the Code), the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of employment, at any time within six months after such cessation of employment, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto; provided, however, that, if the Optionee exercises the Option more than three months after the cessation of employment, the shares issued upon any such exercise shall not be deemed to be shares of the Common Stock issued upon the exercise of an incentive stock option as such term is defined in Section 422 of the Code.

               (c) If the Optionee dies while he or she is employed by the Corporation or a Subsidiary or within the period after the termination of his or her employment during which he or she is entitled to exercise the Option under the provisions of subsections (a) and (b) of this Section 6, the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of employment, by the estate of the Optionee, or the duly appointed representative or beneficiary who acquires the Option by will or by the laws of descent and distribution, at any time within one year after the date of death, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

               (d) In no event set forth in this Section 6 may the Option be exercised after the Expiration Date.

               (e) The term "Discharge for Cause" shall mean discharge from employment because of a conviction of a felony or for dishonesty, theft, disclosing trade secrets of the Corporation or any Subsidiary, entering into competition, directly or indirectly, with the Corporation or any Subsidiary while employed, or using the Corporation's or any Subsidiary's facilities or premises for the conduct of illegal or unlawful activities, transactions or business.

               (f) The Option will not be affected by any change of duties or position of the Optionee so long as he or she continues to be an employee of the Corporation or any Subsidiary. If the Optionee is granted a temporary leave of absence (including leave to enter the employ of a government, or any department, agency or instrumentality thereof), such leave of absence will be deemed a continuation of his or her employment by the Corporation or any Subsidiary, but only if and so long as the employing corporation consents thereto. Retirement will be deemed to be a termination of employment for all purposes of this Agreement.

               (g) If the Corporation enters into an agreement providing for the sale of all, or substantially all, of the assets of the Corporation, or a merger, consolidation or reorganization in which the Corporation is not the surviving corporation, or the transfer of shares of the Corporation representing more than 50% of the total combined voting power of all shares in one or more transactions to a person or persons acting as a group for voting purposes, the Optionee shall have the right to exercise the Option in whole or in part as to such number of additional shares then subject to the Option and not then exercisable as the Administrator may, in its sole discretion, permit on the effective date of such sale, merger, consolidation or reorganization or transfer.

        7. Method of Exercise of Option.
           ----------------------------

               (a) Subject to the terms and conditions of this Agreement and the Plan, the Option will be exercisable by notice and payment to the Corporation in accordance with the procedure prescribed herein. Each such notice, which may be in the form of Exhibit A hereto, shall:

                    (i) state the election to exercise the Option and the number of shares of the Common Stock in respect of which it is being exercised;

                    (ii) be signed by the person or persons entitled to exercise the Option, including the address to which share certificates are to be delivered, and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option;

                    (iii) be accompanied by payment in full of the purchase price for the shares of the Common Stock covered by the notice in the form of a check, bank draft or money order payable to the Corporation, or payment shall be made in any other manner permitted by Section 8(b) of the Plan and approved by the Administrator; and

                    (iv) make such arrangements, if requested by the Corporation and in form and substance satisfactory to counsel to the Corporation, with respect to any applicable withholding tax requirements.

               (b) Upon receipt of a notice in accordance with subsection (a) of this Section 7 (such date and time of receipt being herein called the "Exercise Date"), the Option will be deemed to have been exercised with respect to such particular shares of the Common Stock if, and only if, the provisions of subsection (a) of this Section 7 and the provisions of Section 12 hereof shall have been complied with. Notwithstanding anything in this Agreement to the contrary, any notice of exercise given pursuant to the provisions of this
Section 7 will be void and of no effect if all the provisions of subsection (a) of this Section 7 and the provisions of Section 12 shall not have been complied with. The certificate or certificates representing the shares of the Common Stock as to which the Option shall be exercised will be registered in the name of the person or persons exercising the Option and will be delivered, as soon as practicable after the Exercise Date, to the person or persons exercising the Option at the place specified in the notice of exercise of the Option, but only upon compliance with all of the provisions of this Agreement.

               (c) In the event that the Optionee shall exercise the Option for less than the total number of shares of the Common Stock subject to the Option, this Agreement shall be deemed automatically amended to reflect the reduced number of shares post-exercise, without the necessity of the Optionee surrendering this Agreement for issuance of a new agreement reflecting the reduced number of shares then still subject to the Option. To evidence such amendment, the Corporation shall deliver to the Optionee (or such other permissible person executing the Option) a notice in the form of Exhibit B hereto.

     8. Stock Dividend and Capital Changes.
        ----------------------------------

               (a) In the event that the Corporation shall pay a stock dividend with respect to the Common Stock, the number of shares of the Common Stock subject to this Option shall be increased by the number of shares which would have been issuable to the holder if such holder had exercised the Option immediately prior to the record date related to the declaration and payment of such share dividend. The Exercise Price of the shares subject to the Option shall be appropriately adjusted as provided in subsection (d) of this Section 8.

               (b) If the Corporation shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of the Common Stock subject to this Option immediately prior to such subdivision shall be proportionately increased and, if the Corporation shall at any time combine the outstanding Common Stock by recapitalization, reclassification of combination thereof, the number of shares of the Common Stock subject to this Option immediately prior to such combination shall be proportionately decreased. The adjustment to the Exercise Price pursuant to subsection (d) of this Section 8 and the adjustment to the number of shares shall become effective at the close of business on the record date for such subdivision or combination.

               (c) In case of any reclassification or capital  reorganization of the outstanding shares of the Common Stock (other than a change covered by subsection (b) of this Section 8 which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation) or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the holder of this Option shall have the right thereafter (until the expiration of the right of exercise of the Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of the Common Stock obtainable upon the exercise of this Option immediately prior to such event. The provisions of this subsection (c) of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations, mergers or consolidations, sales or other transfers.

     Anything in the preceding paragraph to the contrary notwithstanding, if the other corporation does not agree to assume the Option or to substitute an equivalent option in the case of a merger or consolidation or a sale of assets, then the Option shall terminate upon the consummation of the merger, consolidation or sale of assets.

               (d) Whenever the number of shares of the Common Stock purchasable upon the exercise of the Option is adjusted, as provided in this Section 8, the Exercise Price shall be adjusted (to the nearest one tenth of a cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of the Common Stock purchasable upon the exercise of the Option immediately prior to such adjustment and the denominator of which shall be the number of shares of the Common Stock so purchasable immediately thereafter.

               (e) Upon the occurrence of each event  requiring an adjustment of the Exercise Price and the number of shares of the Common Stock obtainable upon exercise of the Option in accordance with, and as required by, the terms of this
Section 8, the Corporation may employ a firm of certified public accountants (which may be the regular accountants for the Corporation) which shall compute the adjusted Exercise Price and the adjusted number of shares of the Common Stock purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section 8. The Corporation shall mail forthwith to the Optionee a copy of the certification containing such computation which shall be conclusive and shall be binding upon the Optionee and the Corporation.

     9. Obligations of Optionee. The Optionee will serve the Corporation or a Subsidiary as an employee in good faith and use his or her best efforts to promote its interests. The employment shall be in such capacity or capacities and at such rate of compensation as the Corporation or such Subsidiary shall from time to time in its discretion determine. If the Optionee violates the provisions of this Section 9 without the express written consent of the Corporation or such Subsidiary, the Option will thereupon terminate without prejudice to any rights or remedies which the Corporation or such Subsidiary may have against the Optionee under this Agreement or otherwise.


     10. Registration.
         -------------

               (a) The Optionee understands that at the Date of Grant neither the Option nor the shares of the Common Stock subject to the Option and issuable upon the exercise thereof (the "Underlying Shares") have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Optionee represents that the Option is being, and the Underlying Shares (if not registered under the Securities Act on the Exercise Date) will be, acquired by him or her for investment for his or her own account and not with a view to, or in connection with, the sale or other distribution thereof. If the Underlying Shares are not registered under the Securities Act on the Exercise Date, the certificate or certificates for the Underlying Shares shall bear the following legend:

               "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be sold or transferred unless registered under the Securities Act or unless there is an opinion of counsel to the Company that the shares may be sold or transferred without violating Section 5 of the Securities Act."

Alternative:

               (a) The Optionee understands that the shares of the Common Stock subject to the Option and issuable upon the exercise thereof (the "Underlying Shares") have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in a Registration Statement on Form S-8; however, the Option has not been registered under the Securities Act on the Date of Grant nor will it ever be. The Optionee represents that the Option is being acquired by him or her for investment for his or her own account and not with a view to, or in connection with, the sale or other distribution thereof.

               (b) In the event that, at the Exercise Date, the Optionee is required by the Securities Act, if he or she desires to sell the Underlying Shares, to deliver a reoffer prospectus and there is not in effect a reoffer prospectus complying with Section 10(a) of the Securities Act, the certificate or certificates for the Underlying Shares shall bear the following legend:

               "The shares evidenced by this certificate have been registered on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"); however, the holder is required under the Securities Act to use a reoffer prospectus to resell the shares. Accordingly, the shares may not be sold or transferred unless there is delivered an opinion of counsel to the Company that either (1) there is in effect a current prospectus meeting the requirements of Section 10(a) of the Securities Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of such shares for sale or transfer, or (2) such shares may be sold without violating
               Section 5 of the Securities Act."

        11. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by registered or certified mail or by express courier service to the proper address. All notices to the Corporation shall be addressed to it at its principal office, now at 110 West Easy Street, Simi Valley, California 93065, attention of the Chief Executive Officer (the Vice President, Finance if the Optionee is the Chief Executive Officer). All notices to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the address set forth below the Optionee's name following the Corporation's signature. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given in accordance with this Section 11.

        12. Approval of Counsel. The exercise of the Option and the issuance and delivery of Underlying Shares pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act, or corresponding provision of future law, and the Securities Exchange Act of 1934, as amended, or corresponding provision of future law, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed or, if applicable, of The Nasdaq Stock Market, Inc. In furtherance thereof, such counsel may request that the Optionee or other permissible person exercising the Option deliver such investment representation or other documents as such counsel deems necessary or appropriate.

        13. Reservation of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

        14. Disputes. Any dispute or disagreement which arises under, or as a result of, or in any way relates to, the interpretation, construction or application of this Agreement will be resolved by the Administrator. Any such resolution made hereunder shall be final, binding and conclusive for all purposes upon all persons. In the event of a difference between the terms and conditions of this Agreement and those of the Plan, the terms and conditions of the Plan shall govern. Any capitalized term not defined herein shall have the meaning as defined in the Plan.

        15. Limitation of Action. The Optionee agrees that every right of action accruing to him or her and arising out of, or in connection with, this Agreement against the Corporation will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

        16. Benefits of Agreement. This Agreement will inure to the benefit of, and be binding upon, each successor and assign of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement will be binding upon the Optionee's heirs, legal representatives and successors.

        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its authorized officer as of the day, month and year first above written.


                                               PERFECTDATA CORPORATION


                                                    By:
                                                         ----------------------


                                                    ---------------------------
                                                        Optionee-Print Name



                                                    ---------------------------


                                                    ---------------------------
                                                        Address of Optionee

                                    EXHIBIT A

                              ELECTION TO PURCHASE

To PerfectData Corporation:

     110 West Easy Street
     Simi Valley, CA 93065
     Attention:  Chief Executive Officer

     The undersigned hereby irrevocable elects to exercise the foregoing Option to purchase ________ shares of the Common Stock issuable upon the exercise of the Option and requests that a certificate for such shares shall be issued in the name of


--------------------------------------------------------------------------------
                                     (Name)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                        (Taxpayer Social Security Number)

and be delivered to
                    ------------------------------------------------------------
                                     (Name)

at
   -----------------------------------------------------------------------------
                                    (Address)

Dated:                     ,
      ---------------------  -----


Name of holder of Option:



--------------------------------------------------------------------------------
                                 (Please Print)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                                   (Signature)

                    Note:The above  signature must  correspond  with the name as written upon the face of the Option in every particular, without alteration or enlargement or any change whatever.

                                    EXHIBIT B

                          NOTICE AS TO PARTIAL EXERCISE
                                       BY
                             PERFECTDATA CORPORATION



To:                                              Date:
         --------------------

         --------------------

         --------------------

               (Address)

      WHEREAS, you are the named Optionee in a Stock Option Agreement dated as of __________, __ to purchase _______ shares of the Common Stock and have exercised the Option as to _________ shares;

      PLEASE TAKE NOTICE that the Stock Option Agreement is, by its terms, automatically amended so it now covers only ______________ shares.


                                              PERFECTDATA CORPORATION

                                              By:
                                                   ----------------------------

                                                   ----------------------------
                                                                (Title)

                                                                 Exhibit 4(d)(2)

                  FORM FOR NON-QUALIFIED STOCK OPTION AGREEMENT

                                   (Employee)

        STOCK OPTION AGREEMENT (hereinafter called this "Agreement") made as of this __ day of _________, ____ between PerfectData Corporation, a California corporation (hereinafter called the "Corporation"), and _____________________________ (hereinafter called the "Optionee").

        WHEREAS, in accordance with its Stock Option Plan of 2000 (hereinafter called the "Plan"), a copy of which has been delivered to the Optionee, the Corporation desires, in connection with the employment of the Optionee, to provide the Optionee with an opportunity to acquire shares of the Corporation's Common Stock, no par value (hereinafter called the "Common Stock"), on favorable terms and thereby increase his or her proprietary interest in the continued progress and success of the business of the Corporation;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Optionee hereby agree as follows:

        1. Confirmation of Grant of Option. In accordance with the Plan, the Administrator hereby irrevocably grants to the Optionee on ________, ____ (the "Date of Grant") the right to purchase (hereinafter called the "Option") an aggregate of up to ________ shares of the Common Stock, subject to adjustment as provided in Section 8 hereof.

        2. Exercise Price. The Exercise Price of the shares of the Common Stock covered by the Option will be $_____ per share (the "Exercise Price"), subject to adjustment as provided in Section 8 hereof.

        3. Exercise of Option. Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option may be exercised from time to time, in whole or in part, on or prior to ___________, ___ (the "Expiration Date") and as to not more than the following number of shares originally subject thereto (after giving effort to any adjustment pursuant to Section 8 hereof and rounding any fraction to the nearest lower whole number): (a) ______ of the shares originally subject thereto at any time after one year from the Date of Grant; (b) _____ of the shares originally subject thereto on the second [and ______] anniversary of the Date of Grant; (c) _______ of the shares originally subject thereto on the _________ anniversary of the Date of Grant; and (d) all of the shares at any time after ______ years from the Date of Grant.

        Alternative: Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option may be exercised from time to time, in whole or in part, on or prior to ___________,__________ (the "Expiration Date") and shall only become exercisable on the date on which ______________ (the "Performance Goal"). If the Performance Goal does not occur on or prior to the Expiration Date, the Option shall become null and valid.

               The Option may be exercised as provided in this Section 3 by notice and payment to the Corporation as provided in Sections 7, 11 and 12 hereof.

        4. Term and Rights as Shareholder. Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option will be exercisable only (a) on or prior to the Expiration Date and (b), except as otherwise provided in Section 6 hereof, if the Optionee shall, at any time of exercise, be an employee of the Corporation or of a Subsidiary. As used in this Agreement, the term "Subsidiary" refers to, and includes, each "Subsidiary Corporation" within the meaning of such term as defined in Section 424(f) of the Code, or corresponding provision of future law. The holder of the Option will not have any right to dividends or any other rights of a shareholder with respect to a share of the Common Stock subject to the Option until such share shall have been issued to him or her following exercise of the Option. Such issuance shall be evidenced by the appropriate entry on the books of the duly authorized transfer agent of the Corporation, provided that the date of issue shall not be earlier than the Exercise Date (as hereinafter defined in Section 7(b) hereof) with respect to such share.

        5. Non-transferability of Option. The Option will not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him or her or, in the case of the Optionee's certified incompetency, his or her duly authorized legal representative(s). More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event if the Administrator should, at any time, in its sole discretion, so elect by written notice to the Optionee (or to the person then entitled to exercise the Option under the provisions of the Plan); provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Subsidiary may have under this Agreement or otherwise.

        6.    Exercise Upon Termination of Employment.
              ---------------------------------------

               (a) If the Optionee ceases to be an employee of the Corporation or any Subsidiary because of his or her Discharge for Cause (as hereinafter defined in subsection (e) of this Section 6), the Option will forthwith terminate. If, however, the Optionee for any other reason (other than death, disability (as hereinafter defined in subsection (b) of this Section 6) or normal retirement) ceases to be such an employee, the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of employment, at any time within 60 days after such cessation of employment, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

               (b) (i) If the reason for cessation of employment is disability (within the meaning of Section 22(e)(3) of the Code) or normal retirement, the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of employment, at any time within 12 months after such cessation of employment, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

                   (ii) If the reason for cessation of employment is disability (not within the meaning of Section 22(e)(3) of the Code), the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of employment, at any time within six months after such cessation of employment, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

               (c) If the Optionee dies while he or she is employed by the Corporation or a Subsidiary or within the period after the termination of his or her employment during which he or she is entitled to exercise the Option under the provisions of subsections (a) and (b) of this Section 6, the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of employment, by the estate of the Optionee, or the duly appointed representative or beneficiary who acquires the Option by will or by the laws of descent and distribution, at any time within one year after the date of death, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

               (d) In no event set forth in this Section 6 may the Option be exercised after the Expiration Date.

               (e) The term "Discharge for Cause" shall mean discharge from employment because of a conviction of a felony or for dishonesty, theft, disclosing trade secrets of the Corporation or any Subsidiary, entering into competition, directly or indirectly, with the Corporation or any Subsidiary while employed, or using the Corporation's or any Subsidiary's facilities or premises for the conduct of illegal or unlawful activities, transactions or business.

               (f) The Option will not be affected by any change of duties or position of the Optionee so long as he or she continues to be an employee of the Corporation or any Subsidiary. If the Optionee is granted a temporary leave of absence (including leave to enter the employ of a government, or any department, agency or instrumentality thereof), such leave of absence will be deemed a continuation of his or her employment by the Corporation or any Subsidiary, but only if and so long as the employing corporation consents thereto. Retirement will be deemed to be a termination of employment for all purposes of this Agreement.

               (g) If the Corporation enters into an agreement providing for the sale of all, or substantially all, of the assets of the Corporation, or a merger, consolidation or reorganization in which the Corporation is not the surviving corporation, or the transfer of shares of the Corporation representing more than 50% of the total combined voting power of all shares in one or more transactions to a person or persons acting as a group for voting purposes, the Optionee shall have the right to exercise the Option in whole or in part as to such number of additional shares then subject to the Option and not then exercisable as the Administrator may, in its sole discretion, permit on the effective date of such sale, merger, consolidation or reorganization or transfer.

        7. Method of Exercise of Option.
           ----------------------------

               (a) Subject to the terms and conditions of this Agreement and the Plan, the Option will be exercisable by notice and payment to the Corporation in accordance with the procedure prescribed herein. Each such notice, which may be in the form of Exhibit A hereto, shall:

                   (i) state the election to exercise the Option and the number of shares of the Common Stock in respect of which it is being exercised;

                   (ii) be signed by the person or persons entitled to exercise the Option, including the address to which share certificates are to be delivered, and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option;

                   (iii) be accompanied by payment in full of the purchase price for the shares of the Common Stock covered by the notice in the form of a check, bank draft or money order payable to the Corporation, or payment shall be made in any other manner permitted by Section 8(b) of the Plan and approved by the Administrator; and

                   (iv) make such arrangements, if requested by the Corporation and in form and substance satisfactory to counsel to the Corporation, with respect to any applicable withholding tax requirements.

               (b) Upon receipt of a notice in accordance with subsection (a) of this Section 7 (such date and time of receipt being herein called the "Exercise Date"), the Option will be deemed to have been exercised with respect to such particular shares of the Common Stock if, and only if, the provisions of subsection (a) of this Section 7 and the provisions of Section 12 hereof shall have been complied with. Notwithstanding anything in this Agreement to the contrary, any notice of exercise given pursuant to the provisions of this
Section 7 will be void and of no effect if all the provisions of subsection (a) of this Section 7 and the provisions of Section 12 shall not have been complied with. The certificate or certificates representing the shares of the Common Stock as to which the Option shall be exercised will be registered in the name of the person or persons exercising the Option and will be delivered, as soon as practicable after the Exercise Date, to the person or persons exercising the Option at the place specified in the notice of exercise of the Option, but only upon compliance with all of the provisions of this Agreement.

               (c) In the event that the Optionee shall exercise the Option for less than the total number of shares of the Common Stock subject to the Option, this Agreement shall be deemed automatically amended to reflect the reduced number of shares post-exercise, without the necessity of the Optionee surrendering this Agreement for issuance of a new agreement reflecting the reduced number of shares then still subject to the Option. To evidence such amendment, the Corporation shall deliver to the Optionee (or such other permissible person executing the Option) a notice in the form of Exhibit B hereto.

        8.     Stock Dividend and Capital Changes.
               ----------------------------------

               (a) In the event that the Corporation shall pay a stock dividend with respect to the Common Stock, the number of shares of the Common Stock subject to this Option shall be increased by the number of shares which would have been issuable to the holder if such holder had exercised the Option immediately prior to the record date related to the declaration and payment of such share dividend. The Exercise Price of the shares subject to the Option shall be appropriately adjusted as provided in subsection (d) of this Section 8.

               (b) If the Corporation shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of the Common Stock subject to this Option immediately prior to such subdivision shall be proportionately increased and, if the Corporation shall at any time combine the outstanding Common Stock by recapitalization, reclassification of combination thereof, the number of shares of the Common Stock subject to this Option immediately prior to such combination shall be proportionately decreased. The adjustment to the Exercise Price pursuant to subsection (d) of this Section 8 and the adjustment to the number of shares shall become effective at the close of business on the record date for such subdivision or combination.

               (c) In case of any reclassification or capital  reorganization of the outstanding shares of the Common Stock (other than a change covered by subsection (b) of this Section 8 which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation) or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the holder of this Option shall have the right thereafter (until the expiration of the right of exercise of the Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of the Common Stock obtainable upon the exercise of this Option immediately prior to such event. The provisions of this subsection (c) of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations, mergers or consolidations, sales or other transfers.

        Anything in the preceding paragraph to the contrary notwithstanding, if the other corporation does not agree to assume the Option or to substitute an equivalent option in the case of a merger or consolidation or a sale of assets, then the Option shall terminate upon the consummation of the merger, consolidation or sale of assets.

               (d) Whenever the number of shares of the Common Stock purchasable upon the exercise of the Option is adjusted, as provided in this Section 8, the Exercise Price shall be adjusted (to the nearest one tenth of a cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of the Common Stock purchasable upon the exercise of the Option immediately prior to such adjustment and the denominator of which shall be the number of shares of the Common Stock so purchasable immediately thereafter.

               (e) Upon the occurrence of each event  requiring an adjustment of the Exercise Price and the number of shares of the Common Stock obtainable upon exercise of the Option in accordance with, and as required by, the terms of this
Section 8, the Corporation may employ a firm of certified public accountants (which may be the regular accountants for the Corporation) which shall compute the adjusted Exercise Price and the adjusted number of shares of the Common Stock purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section 8. The Corporation shall mail forthwith to the Optionee a copy of the certification containing such computation which shall be conclusive and shall be binding upon the Optionee and the Corporation.

        9. Obligations of Optionee. The Optionee will serve the Corporation or a Subsidiary as an employee in good faith and use his or her best efforts to promote its interests. The employment shall be in such capacity or capacities and at such rate of compensation as the Corporation or such Subsidiary shall from time to time in its discretion determine. If the Optionee violates the provisions of this Section 9 without the express written consent of the Corporation or such Subsidiary, the Option will thereupon terminate without prejudice to any rights or remedies which the Corporation or such Subsidiary may have against the Optionee under this Agreement or otherwise.

        10.    Registration.
               -------------

               (a) The Optionee understands that at the Date of Grant neither the Option nor the shares of the Common Stock subject to the Option and issuable upon the exercise thereof (the "Underlying Shares") have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Optionee represents that the Option is being, and the Underlying Shares (if not registered under the Securities Act on the Exercise Date) will be, acquired by him or her for investment for his or her own account and not with a view to, or in connection with, the sale or other distribution thereof. If the Underlying Shares are not registered under the Securities Act on the Exercise Date, the certificate or certificates for the Underlying Shares shall bear the following legend:

               "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be sold or transferred unless registered under the Securities Act or unless there is an opinion of counsel to the Company that the shares may be sold or transferred without violating Section 5 of the Securities Act."

     Alternative:

               (a) The Optionee understands that the shares of the Common Stock subject to the Option and issuable upon the exercise thereof (the "Underlying Shares") have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in a Registration Statement on Form S-8; however, the Option has not been registered under the Securities Act on the Date of Grant nor will it ever be. The Optionee represents that the Option is being acquired by him or her for investment for his or her own account and not with a view to, or in connection with, the sale or other distribution thereof.

               (b) In the event that, at the Exercise Date, the Optionee is required by the Securities Act, if he or she desires to sell the Underlying Shares, to deliver a reoffer prospectus and there is not in effect a reoffer prospectus complying with Section 10(a) of the Securities Act, the certificate or certificates for the Underlying Shares shall bear the following legend:

               "The shares evidenced by this certificate have been registered on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"); however, the holder is required under the Securities Act to use a reoffer prospectus to resell the shares. Accordingly, the shares may not be sold or transferred unless there is delivered an opinion of counsel to the Company that either (1) there is in effect a current prospectus meeting the requirements of Section 10(a) of the Securities Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of such shares for sale or transfer, or (2) such shares may be sold without violating
               Section 5 of the Securities Act."

        11. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by registered or certified mail or by express courier service to the proper address. All notices to the Corporation shall be addressed to it at its principal office, now at 110 West Easy Street, Simi Valley, California 93065, attention of the Chief Executive Officer (the Vice President, Finance if the Optionee is the Chief Executive Officer). All notices to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the address set forth below the Optionee's name following the Corporation's signature. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given in accordance with this Section 11.

        12. Approval of Counsel. The exercise of the Option and the issuance and delivery of the Underlying Shares pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act, or corresponding provision of future law, and the Securities Exchange Act of 1934, as amended, or corresponding provision of future law, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed or, if applicable, of The Nasdaq Stock Market, Inc. In furtherance thereof, such counsel may request that the Optionee or other permissible person exercising the Option deliver such investment representation or other documents as such counsel deems necessary or appropriate.

        13. Reservation of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

        14. Disputes. Any dispute or disagreement which arises under, or as a result of, or in any way relates to, the interpretation, construction or application of this Agreement will be resolved by the Administrator. Any such resolution made hereunder shall be final, binding and conclusive for all purposes upon all persons. In the event of a difference between the terms and conditions of this Agreement and those of the Plan, the terms and conditions of the Plan shall govern. Any capitalized term not defined herein shall have the meaning as defined in the Plan.

        15. Limitation of Action. The Optionee agrees that every right of action accruing to him or her and arising out of, or in connection with, this Agreement against the Corporation will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

        16. Benefits of Agreement. This Agreement will inure to the benefit of, and be binding upon, each successor and assign of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement will be binding upon the Optionee's heirs, legal representatives and successors.

        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its authorized officer, and the Optionee has executed this Agreement, both as of the day, month and year first above written.


                                                    PERFECTDATA CORPORATION


                                                    By:
                                                         ----------------------


                                                    ---------------------------
                                                        Optionee-Print Name



                                                    ---------------------------


                                                    ---------------------------
                                                        Address of Optionee

                                    EXHIBIT A

                              ELECTION TO PURCHASE

To PerfectData Corporation:

     110 West East Street
     Simi Valley, CA 93065
     Attention:  Chief Executive Officer

     The undersigned hereby irrevocable elects to exercise the foregoing Option to purchase ________ shares of the Common Stock issuable upon the exercise of the Option and requests that a certificate for such shares shall be issued in the name of


--------------------------------------------------------------------------------
                                     (Name)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                        (Taxpayer Social Security Number)

and be delivered to
                    ------------------------------------------------------------
                                     (Name)

at
   -----------------------------------------------------------------------------
                                    (Address)

Dated:                     ,
      ---------------------  -----


Name of holder of Option:



--------------------------------------------------------------------------------
                                 (Please Print)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                                   (Signature)

                    Note:The above  signature must  correspond  with the name as written upon the face of the Option in every particular, without alteration or enlargement or any change whatever.

                                    EXHIBIT B

                          NOTICE AS TO PARTIAL EXERCISE
                                       BY
                             PERFECTDATA CORPORATION



To:                                              Date:
         --------------------

         --------------------

         --------------------

               (Address)

      WHEREAS, you are the named Optionee in a Stock Option Agreement dated as of __________, __ to purchase _______ shares of the Common Stock and have exercised the Option as to _________ shares;

      PLEASE TAKE NOTICE that the Stock Option Agreement is, by its terms, automatically amended so it now covers only ______________ shares.


                                              PERFECTDATA CORPORATION

                                              By:
                                                   ----------------------------

                                                   ----------------------------
                                                                (Title)

                                                                 Exhibit 4(d)(3)

                 FORM FOR NON - QUALIFIED STOCK OPTION AGREEMENT

                     (Director and/or Non-Employee Officer)

        STOCK OPTION AGREEMENT (hereinafter called this "Agreement") made as of this __ day of _________, ____ between PerfectData Corporation, a California corporation (hereinafter called the "Corporation"), and _____________________________ (hereinafter called the "Optionee").

        WHEREAS, in accordance with its Stock Option Plan of 2000 (hereinafter called the "Plan"), a copy of which has been delivered to the Optionee, the Corporation desires, in connection with his or her service as a director and/or a non-employee officer of the Corporation, to provide the Optionee with an opportunity to acquire shares of the Corporation's Common Stock, no par value (hereinafter called the "Common Stock"), on favorable terms and thereby increase his or her proprietary interest in the continued progress and success of the business of the Corporation;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Optionee hereby agree as follows:

        1. Confirmation of Grant of Option. In accordance with the Plan, the Administrator hereby irrevocably grants to the Optionee on ________, ____ (the "Date of Grant") the right to purchase (hereinafter called the "Option") an aggregate of up to ________ shares of the Common Stock, subject to adjustment as provided in Section 8 hereof.

        2. Exercise Price. The Exercise Price of the shares of the Common Stock covered by the Option will be $_____ per share (the "Exercise Price"), subject to adjustment as provided in Section 8 hereof.

        3. Exercise of Option. Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option may be exercised from time to time, in whole or in part, on or prior to ________, ___ (the "Expiration Date") and as to not more than the following number of shares originally subject thereto (after giving effort to any adjustment pursuant to Section 8 hereof and rounding any fraction to the nearest lower whole number): (a) __________ of the shares originally subject thereto at any time after one year from the Date of Grant; (b) _______ shares of the originally subject thereto on the second [and _____] anniversary of the Date of Grant; (c) ______________ shares originally subject thereto on the _________ anniversary of the Date of Grant; and (d) all of the shares at any time after ______ years from the Date of Grant.

        Alternative: Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option may be exercised from time to time, in whole or in part, on or prior to __________, ____ (the "Expiration Date") and shall only become exercisable on the date on which ________________ (the "Performance Goal"). If the Performance Goal does not occur on or prior to the Expiration Date, the Option shall become null and void.

        The Option may be exercised as provided in this Section 3 by notice and payment to the Corporation as provided in Sections 7, 10 and 11 hereof.

        4. Term and Rights as Shareholder. Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option will be exercisable only (a) on or prior to the Expiration Date and (b), except as otherwise provided in Section 6 hereof, if the Optionee shall, at any time of exercise, be a director and/or a non-employee officer of the Corporation or of a Subsidiary. As used in this Agreement, the term "Subsidiary" refers to, and includes, each "Subsidiary Corporation" within the meaning of such term as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, or corresponding provision of future law. The holder of the Option will not have any right to dividends or any other rights of a shareholder with respect to a share of the Common Stock subject to the Option until such share shall have been issued to him or her following exercise of the Option. Such issuance shall be evidenced by the appropriate entry on the books of the duly authorized transfer agent of the Corporation, provided that the date of issue shall not be earlier than the Exercise Date (as hereinafter defined in Section 7(b) hereof) with respect to such share.

        5. Non-transferability of Option. The Option will not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him or her or, in the case of the Optionee's certified incompetency, his or her duly authorized legal representative(s). More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event if the Administrator should, at any time, in its sole discretion, so elect by written notice to the Optionee (or to the person then entitled to exercise the Option under the provisions of the Plan); provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Subsidiary may have under this Agreement or otherwise.

        6.      Exercise Upon Termination of Directorship.
                -----------------------------------------

               (a) If the Optionee ceases to be a director or a non-employee officer of the Corporation or any Subsidiary because of Cause (as hereinafter defined in subsection (e) of this Section 6), the Option will forthwith terminate. If, however, the Optionee for any other reason (other than death, disability (as hereinafter defined in subsection (b) of this Section 6) or normal retirement) ceases to be such a director or a non-employee officer, the Option may, subject to the provisions of Section 5 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of his or her directorship or non-employee officership, at any time within 60 days after such cessation of such directorship or non-employee officership, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

               (b) (i) If the reason for cessation of the Optionee's directorship or non-employee officership is disability (within the meaning of Section 22(e)(3) of the Code) or normal retirement, the Option may, subject to the provisions of Section 5 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of his or her directorship or non-employee officership, at any time within 12 months after such cessation of such directorship or non-employee officership, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

                    (ii) If the reason for cessation of the directorship or non-employee officership is disability (not within the meaning of Section 22(e)(3) of the Code), the Option may, subject to the provisions of Section 5 hereof, be exercised, to the extent the Optionee would have been entitled under
Section 3 hereof to exercise the Option on the date of such cessation of the directorship or non-employee officership, at any time within six months after such cessation of the directorship or non-employee officership, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

               (c) If the Optionee dies while he or she is a director or a non-employee officer of the Corporation or a Subsidiary or within the period after the termination of his or her directorship or non-employee officership during which he or she is entitled to exercise the Option under the provisions of subsections (a) and (b) of this Section 6, the Option may, subject to the provisions of Section 5 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of his or her directorship or non-employee officership, by the estate of the Optionee, or the duly appointed representative or beneficiary who acquires the Option by will or by the laws of descent and distribution, at any time within one year after the date of death, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

               (d) In no event set forth in this Section 6 may the Option be exercised after the Expiration Date.

               (e)  The  term  "Cause"  shall  mean a  conviction  of a  felony,
dishonesty,   theft,   disclosing  trade  secrets  of  the  Corporation  or  any
Subsidiary, entering into competition, directly or indirectly, with the Corporation or any Subsidiary while a director or a non-employee officer, or using the Corporation's or any Subsidiary's facilities or premises for the conduct of illegal or unlawful activities, transactions or business.

               (f) If the Corporation enters into an agreement providing for the sale of all, or substantially all, of the assets of the Corporation, or a merger, consolidation or reorganization in which the Corporation is not the surviving corporation, or the transfer of shares of the Corporation representing more than 50% of the total combined voting power of all shares in one or more transactions to a person or persons acting as a group for voting purposes, the Optionee shall have the right to exercise the Option in whole or in part as to such number of additional shares then subject to the Option and not then exercisable as the Administrator may, in its sole discretion, permit on the effective date of such sale, merger, consolidation or reorganization or transfer.

        7. Method of Exercise of Option.
           ----------------------------

               (a) Subject to the terms and conditions of this Agreement and the Plan, the Option will be exercisable by notice and payment to the Corporation in accordance with the procedure prescribed herein. Each such notice, which may be in the form of Exhibit A hereto, shall:

                    (i) state the election to exercise the Option and the number of shares of the Common Stock in respect of which it is being exercised;

                    (ii) be signed by the person or persons entitled to exercise the Option, including the address to which share certificates are to be delivered, and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option;

                    (iii) be accompanied by payment in full of the purchase price for the shares of the Common Stock covered by the notice in the form of a check, bank draft or money order payable to the Corporation, or payment shall be made in any other manner permitted by Section 8(b) of the Plan and approved by the Administrator; and

                    (iv) make such arrangements, if requested by the Corporation and in form and substance satisfactory to counsel to the Corporation, with respect to any applicable withholding tax requirements.

               (b) Upon receipt of a notice in accordance with subsection (a) of this Section 7 (such date and time of receipt being herein called the "Exercise Date"), the Option will be deemed to have been exercised with respect to such particular shares of the Common Stock if, and only if, the provisions of subsection (a) of this Section 7 and the provisions of Section 11 hereof shall have been complied with. Notwithstanding anything in this Agreement to the contrary, any notice of exercise given pursuant to the provisions of this
Section 7 will be void and of no effect if all the provisions of subsection (a) of this Section 7 and the provisions of Section 11 shall not have been complied with. The certificate or certificates representing the shares of the Common Stock as to which the Option shall be exercised will be registered in the name of the person or persons exercising the Option and will be delivered, as soon as practicable after the Exercise Date, to the person or persons exercising the Option at the place specified in the notice of exercise of the Option, but only upon compliance with all of the provisions of this Agreement.

               (c) In the event that the Optionee shall exercise the Option for less than the total number of shares of the Common Stock subject to the Option, this Agreement shall be deemed automatically amended to reflect the reduced number of shares post-exercise, without the necessity of the Optionee surrendering this Agreement for issuance of a new agreement reflecting the reduced number of shares then still subject to the Option. To evidence such amendment, the Corporation shall deliver to the Optionee (or such other permissible person executing the Option) a notice in the form of Exhibit B hereto.

        8.      Stock Dividend and Capital Changes.
                -----------------------------------

               (a) In the event that the Corporation shall pay a stock dividend with respect to the Common Stock, the number of shares of the Common Stock subject to this Option shall be increased by the number of shares which would have been issuable to the holder if such holder had exercised the Option immediately prior to the record date related to the declaration and payment of such share dividend. The Exercise Price of the shares subject to the Option shall be appropriately adjusted as provided in subsection (d) of this Section 8.

               (b) If the Corporation shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of the Common Stock subject to this Option immediately prior to such subdivision shall be proportionately increased and, if the Corporation shall at any time combine the outstanding Common Stock by recapitalization, reclassification of combination thereof, the number of shares of the Common Stock subject to this Option immediately prior to such combination shall be proportionately decreased. The adjustment to the Exercise Price pursuant to subsection (d) of this Section 8 and the adjustment to the number of shares shall become effective at the close of business on the record date for such subdivision or combination.

               (c) In case of any reclassification or capital  reorganization of the outstanding shares of the Common Stock (other than a change covered by subsection (b) of this Section 8 which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation) or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the holder of this Option shall have the right thereafter (until the expiration of the right of exercise of the Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of the Common Stock obtainable upon the exercise of this Option immediately prior to such event. The provisions of this subsection (c) of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations, mergers or consolidations, sales or other transfers.

        Anything in the preceding paragraph to the contrary notwithstanding, if the other corporation does not agree to assume the Option or to substitute an equivalent option in the case of a merger or consolidation or a sale of assets, then the Option shall terminate upon the consummation of the merger, consolidation or sale of assets.

               (d) Whenever the number of shares of the Common Stock purchasable upon the exercise of the Option is adjusted, as provided in this Section 8, the Exercise Price shall be adjusted (to the nearest one tenth of a cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of the Common Stock purchasable upon the exercise of the Option immediately prior to such adjustment and the denominator of which shall be the number of shares of the Common Stock so purchasable immediately thereafter.

               (e) Upon the occurrence of each event  requiring an adjustment of the Exercise Price and the number of shares of the Common Stock obtainable upon exercise of the Option in accordance with, and as required by, the terms of this
Section 8, the Corporation may employ a firm of certified public accountants (which may be the regular accountants for the Corporation) which shall compute the adjusted Exercise Price and the adjusted number of shares of the Common Stock purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section 8. The Corporation shall mail forthwith to the Optionee a copy of the certification containing such computation which shall be conclusive and shall be binding upon the Optionee and the Corporation.

        9.     Registration.
               ------------

               (a) The Optionee understands that at the Date of Grant neither the Option nor the shares of the Common Stock subject to the Option and issuable upon the exercise thereof (the "Underlying Shares") have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Optionee represents that the Option is being, and the Underlying Shares (if not registered under the Securities Act on the Exercise Date) will be, acquired by him or her for investment for his or her own account and not with a view to, or in connection with, the sale or other distribution thereof. If the Underlying Shares are not registered under the Securities Act on the Exercise Date, the certificate or certificates for the Underlying Shares shall bear the following legend:

               "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be sold or transferred unless registered under the Securities Act or unless there is an opinion of counsel to the Company that the shares may be sold or transferred without violating Section 5 of the Securities Act."

Alternative:

               (a) The Optionee understands that the shares of the Common Stock subject to the Option and issuable upon the exercise thereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in a Registration Statement on Form S-8; however, the Option has not been registered under the Securities Act on the Date of Grant nor will it ever be. The Optionee represents that the Option is being acquired by him or her for investment for his or her own account and not with a view to, or in connection with, the sale or other distribution thereof.

               (b) In the event that, at the Exercise Date, the Optionee is required by the Securities Act, if he or she desires to sell the shares issuable upon the exercise of the Option, to deliver a reoffer prospectus and there is not in effect a reoffer prospectus complying with Section 10(a) of the Securities Act, the certificate or certificates for the shares of the Common Stock issued upon such exercise shall bear the following legend:

               "The shares evidenced by this certificate have been registered on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"); however, the holder is required under the Securities Act to use a reoffer prospectus to resell the shares. Accordingly, the shares may not be sold or transferred unless there is delivered an opinion of counsel to the Company that either (1) there is in effect a current prospectus meeting the requirements of Section 10(a) of the Securities Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of such shares for sale or transfer, or (2) such shares may be sold without violating
               Section 5 of the Securities Act."

        10. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by registered or certified mail or by express courier service to the proper address. All notices to the Corporation shall be addressed to it at its principal office, now at 110 West Easy Street, Simi Valley, CA 93065, attention of the Chief Executive Officer (the Vice President, Finance if the Optionee is the Chief Executive Officer). All notices to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the address set forth below the Optionee's name following the Corporation's signature. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given in accordance with this Section 10.

        11. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of the Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act, or corresponding provision of future law, and the Securities Exchange Act of 1934, as amended, or corresponding provision of future law, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed or, if applicable, of The Nasdaq Stock Market, Inc. In furtherance thereof, such counsel may request that the Optionee or other permissible person exercising the Option deliver such investment representation or other documents as such counsel deems necessary or appropriate.

        12. Reservation of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

        13. Disputes. Any dispute or disagreement which arises under, or as a result of, or in any way relates to, the interpretation, construction or application of this Agreement will be resolved by the Administrator. Any such resolution made hereunder shall be final, binding and conclusive for all purposes upon all persons. In the event of a difference between the terms and conditions of this Agreement and those of the Plan, the terms and conditions of the Plan shall govern. Any capitalized term not defined herein shall have the meaning as defined in the Plan.

        14. Limitation of Action. The Optionee agrees that every right of action accruing to him or her and arising out of, or in connection with, this Agreement against the Corporation will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

        15. Benefits of Agreement. This Agreement will inure to the benefit of, and be binding upon, each successor and assign of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement will be binding upon the Optionee's heirs, legal representatives and successors.

        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its authorized officer as of the day, month and year first above written.



                                                    PERFECTDATA CORPORATION


                                                    By:
                                                         ----------------------


                                                    ---------------------------
                                                        Optionee-Print Name



                                                    ---------------------------


                                                    ---------------------------
                                                        Address of Optionee

                                    EXHIBIT A

                              ELECTION TO PURCHASE

To PerfectData Corporation:

     110 West Easy Street
     Simi Valley, CA 93065
     Attention:  Chief Executive Officer

     The undersigned hereby irrevocable elects to exercise the foregoing Option to purchase ________ shares of the Common Stock issuable upon the exercise of the Option and requests that a certificate for such shares shall be issued in the name of


--------------------------------------------------------------------------------
                                     (Name)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                        (Taxpayer Social Security Number)

and be delivered to
                    ------------------------------------------------------------
                                     (Name)

at
   -----------------------------------------------------------------------------
                                    (Address)

Dated:                     ,
      ---------------------  -----


Name of holder of Option:



--------------------------------------------------------------------------------
                                 (Please Print)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                                   (Signature)

                    Note:The above  signature must  correspond  with the name as written upon the face of the Option in every particular, without alteration or enlargement or any change whatever.

                                    EXHIBIT B

                          NOTICE AS TO PARTIAL EXERCISE
                                       BY
                             PERFECTDATA CORPORATION



To:                                              Date:
         --------------------

         --------------------

         --------------------

               (Address)

      WHEREAS, you are the named Optionee in a Stock Option Agreement dated as of __________, __ to purchase _______ shares of the Common Stock and have exercised the Option as to _________ shares;

      PLEASE TAKE NOTICE that the Stock Option Agreement is, by its terms, automatically amended so it now covers only ______________ shares.


                                              PERFECTDATA CORPORATION

                                              By:
                                                   ----------------------------

                                                   ----------------------------
                                                                (Title)

                                                                Exhibit 4(d)(4)

                 FORM FOR NON - QUALIFIED STOCK OPTION AGREEMENT

                                  (Consultant)

        STOCK OPTION AGREEMENT (hereinafter called this "Agreement") made as of this __ day of _________, ____ between PerfectData Corporation, a California corporation (hereinafter called the "Corporation"), and _____________________________ (hereinafter called the "Optionee").

        WHEREAS, in accordance with its Stock Option Plan of 2000 (hereinafter called the "Plan"), a copy of which has been delivered to the Optionee, the Corporation desires, in connection with his or her service as a consultant to the Corporation, to provide the Optionee with an opportunity to acquire shares of the Corporation's Common Stock, no par value (hereinafter called the "Common Stock"), on favorable terms and thereby increase his or her proprietary interest in the continued progress and success of the business of the Corporation;

        NOW, THEREFORE, in consideration of the premises, the mutual cov enants herein set forth and other good and valuable consideration, the Corporation and the Optionee hereby agree as follows:

        1. Confirmation of Grant of Option. In accordance with the Plan, the Administrator hereby irrevocably grants to the Optionee on ________, ____ (the "Date of Grant") the right to purchase (hereinafter called the "Option") an aggregate of up to ________ shares of the Common Stock, subject to adjustment as provided in Section 8 hereof.

        2. Exercise Price. The Exercise Price of the shares of the Common Stock covered by the Option will be $_____ per share (the "Exercise Price"), subject to adjustment as provided in Section 8 hereof.

        3. Exercise of Option. Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option may be exercised from time to time, in whole or in part, on or prior to ________, ___ (the "Expiration Date") and as to not more than the following number of shares originally subject thereto (after giving effort to any adjustment pursuant to Section 8 hereof and rounding any fraction to the nearest lower whole number): (a) __________ of the shares originally subject thereto at any time after one year from the Date of Grant; (b) _______ of the shares originally subject thereto on the second [and ______] anniversary of the Date of Grant; (c) ______________ of the shares originally subject thereto on the anniversary of the Date of Grant; and (d) all of the shares at any time after ____ years from the Date of Grant.

        The Option may be exercised as provided in this Section 3 by notice and payment to the Corporation as provided in Sections 7, 10 and 11 hereof.

        4. Term and Rights as Shareholder. Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option will be exercisable only (a) on or prior to the Expiration Date and (b), except as otherwise provided in Section 6 hereof, if the Optionee shall, at any time of exercise, be a consultant to the Corporation or of a Subsidiary. As used in this Agreement, the term "Subsidiary" refers to, and includes, each "Subsidiary Corporation" within the meaning of such term as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, or corresponding provision of future law. The holder of the Option will not have any right to dividends or any other rights of a shareholder with respect to a share of the Common Stock subject to the Option until such share shall have been issued to him or her following exercise of the Option. Such issuance shall be evidenced by the appropriate entry on the books of the duly authorized transfer agent of the Corporation, provided that the date of issue shall not be earlier than the Exercise Date (as hereinafter defined in Section 7(b) hereof) with respect to such share.

        5. Non-transferability of Option. The Option will not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him or her or, in the case of the Optionee's certified incompetency, his or her duly authorized legal representative(s). More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event if the Administrator should, at any time, in its sole discretion, so elect by written notice to the Optionee (or to the person then entitled to exercise the Option under the provisions of the Plan); provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Subsidiary may have under this Agreement or otherwise.

        6.      Exercise Upon Termination of Relationship.
                -----------------------------------------

               (a) If the Optionee ceases to be a consultant to the Corporation or any Subsidiary because of Cause (as hereinafter defined in subsection (e) of this Section 6), the Option will forthwith terminate. If, however, the Optionee for any other reason (other than death or disability (as hereinafter defined in subsection (b) of this Section 6)) ceases to be such a consultant, the Option may, subject to the provisions of Section 5 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of his or her consulting arrangement, at any time within 60 days after such cessation of such consulting arrangement, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

               (b) (i) If the reason for cessation of the Optionee's consulting arrangement is disability (within the meaning of Section 22(e)(3) of the Code), the Option may, subject to the provisions of Section 5 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of his or her consulting arrangement, at any time within 12 months after such cessation of such consulting arrangement, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

                   (ii) If the reason for cessation of the consulting arrangement is disability (not within the meaning of Section 22(e)(3) of the Code), the Option may, subject to the provisions of Section 5 hereof, be exercised, to the extent of the Optionee would have entitled under Section 3 hereof to exercise the Option on the date of such cessation of the consulting arrangement, at any time within six months after such cessation of the consulting arrangement, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

               (c) If the Optionee dies while he or she is a consultant to the Corporation or a Subsidiary or within the period after the termination of his or her consulting arrangement during which he or she is entitled to exercise the Option under the provisions of subsections (a) and (b) of this Section 6, the Option may, subject to the provisions of Section 5 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of his or her consulting arrangement, by the estate of the Optionee, or the duly appointed representative, or beneficiary who acquires the Option by will or by the laws of descent and distribution, at any time within one year after the date of death, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

               (d) In no event set forth in this Section 6 may the Option be exercised after the Expiration Date.

               (e)  The  term  "Cause"  shall  mean a  conviction  of a  felony,
dishonesty,   theft,   disclosing  trade  secrets  of  the  Corporation  or  any
Subsidiary, entering into competition, directly or indirectly, with the Corporation or any Subsidiary while a consultant, or using the Corporation's or any Subsidiary's facilities or premises for the conduct of illegal or unlawful activities, transactions or business. If the Optionee has a consulting agreement with the Corporation or any Subsidiary and the term "Cause" is defined therein, such definition shall be substituted therefor.

               (f) If the Corporation enters into an agreement providing for the sale of all, or substantially all, of the assets of the Corporation, or a merger, consolidation or reorganization in which the Corporation is not the surviving corporation, or the transfer of shares of the Corporation representing more than 50% of the total combined voting power of all shares in one or more transactions to a person or persons acting as a group for voting purposes, the Optionee shall have the right to exercise the Option in whole or in part as to such number of additional shares then subject to the Option and not then exercisable as the Administrator may, in its sole discretion, permit on the effective date of such sale, merger, consolidation or reorganization or transfer.

        7.      Method  of  Exercise  of  Option.
                --------------------------------

               (a) Subject to the terms and conditions of this Agreement and the Plan, the Option will be exercisable by notice and payment to the Corporation in accordance with the procedure prescribed herein. Each such notice, which may be in the form of Exhibit A hereto, shall:

                    (i) state the election to exercise the Option and the number of shares of the Common Stock in respect of which it is being exercised;

                    (ii) be signed by the person or persons entitled to exercise the Option, including the address to which share certificates are to be delivered, and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option;

                    (iii) be accompanied by payment in full of the purchase price for the shares of the Common Stock covered by the notice in the form of a check, bank draft or money order payable to the Corporation, or payment shall be made in any other manner permitted by Section 8(b) of the Plan and approved by the Administrator; and

                    (iv) make such arrangements, if requested by the Corporation and in form and substance satisfactory to counsel to the Corporation, with respect to any applicable withholding tax requirements.

               (b) Upon receipt of a notice in accordance with subsection (a) of this Section 7 (such date and time of receipt being herein called the "Exercise Date"), the Option will be deemed to have been exercised with respect to such particular shares of the Common Stock if, and only if, the provisions of subsection (a) of this Section 7 and the provisions of Section 11 hereof shall have been complied with. Notwithstanding anything in this Agreement to the contrary, any notice of exercise given pursuant to the provisions of this
Section 7 will be void and of no effect if all the provisions of subsection (a) of this Section 7 and the provisions of Section 11 shall not have been complied with. The certificate or certificates representing the shares of the Common Stock as to which the Option shall be exercised will be registered in the name of the person or persons exercising the Option and will be delivered, as soon as practicable after the Exercise Date, to the person or persons exercising the Option at the place specified in the notice of exercise of the Option, but only upon compliance with all of the provisions of this Agreement.

               (c) In the event that the Optionee shall exercise the Option for less than the total number of shares of the Common Stock subject to the Option, this Agreement shall be deemed automatically amended to reflect the reduced number of shares post-exercise, without the necessity of the Optionee surrendering this Agreement for issuance of a new agreement reflecting the reduced number of shares then still subject to the Option. To evidence such amendment, the Corporation shall deliver to the Optionee (or such other permissible person executing the Option) a notice in the form of Exhibit B hereto.

        8.     Stock Dividend and Capital Changes.
               ----------------------------------

               (a) In the event that the Corporation shall pay a stock dividend with respect to the Common Stock, the number of shares of the Common Stock subject to this Option shall be increased by the number of shares which would have been issuable to the holder if such holder had exercised the Option immediately prior to the record date related to the declaration and payment of such share dividend. The Exercise Price of the shares subject to the Option shall be appropriately adjusted as provided in subsection (d) of this Section 8.

               (b) If the Corporation shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of the Common Stock subject to this Option immediately prior to such subdivision shall be proportionately increased and, if the Corporation shall at any time combine the outstanding Common Stock by recapitalization, reclassification of combination thereof, the number of shares of the Common Stock subject to this Option immediately prior to such combination shall be proportionately decreased. The adjustment to the Exercise Price pursuant to subsection (d) of this Section 8 and the adjustment to the number of shares shall become effective at the close of business on the record date for such subdivision or combination.

               (c) In case of any reclassification or capital  reorganization of the outstanding shares of the Common Stock (other than a change covered by subsection (b) of this Section 8 which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation) or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the holder of this Option shall have the right thereafter (until the expiration of the right of exercise of the Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of the Common Stock obtainable upon the exercise of this Option immediately prior to such event. The provisions of this subsection (c) of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations, mergers or consolidations, sales or other transfers.

        Anything in the preceding paragraph to the contrary notwithstanding, if the other corporation does not agree to assume the Option or to substitute an equivalent option in the case of a merger or consolidation or a sale of assets, then the Option shall terminate upon the consummation of the merger, consolidation or sale of assets.

               (d) Whenever the number of shares of the Common Stock purchasable upon the exercise of the Option is adjusted, as provided in this Section 8, the Exercise Price shall be adjusted (to the nearest one tenth of a cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of the Common Stock purchasable upon the exercise of the Option immediately prior to such adjustment and the denominator of which shall be the number of shares of the Common Stock so purchasable immediately thereafter.

               (e) Upon the occurrence of each event  requiring an adjustment of the Exercise Price and the number of shares of the Common Stock obtainable upon exercise of the Option in accordance with, and as required by, the terms of this
Section 8, the Corporation may employ a firm of certified public accountants (which may be the regular accountants for the Corporation) which shall compute the adjusted Exercise Price and the adjusted number of shares of the Common Stock purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section 8. The Corporation shall mail forthwith to the Optionee a copy of the certification containing such computation which shall be conclusive and shall be binding upon the Optionee and the Corporation.

        9. Registration.

               (a) The Optionee understands that at the Date of Grant neither the Option nor the shares of the Common Stock subject to the Option and issuable upon the exercise thereof (the "Underlying Shares") have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Optionee represents that the Option is being, and the Underlying Shares (if not registered under the Securities Act on the Exercise Date) will be, acquired by him or her for investment for his or her own account and not with a view to, or in connection with, the sale or other distribution thereof. If the Underlying Shares are not registered under the Securities Act on the Exercise Date, the certificate or certificates for the Underlying Shares shall bear the following legend:

               "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be sold or transferred unless registered under the Securities Act or unless there is an opinion of counsel to the Company that the shares may be sold or transferred without violating Section 5 of the Securities Act."

        Alternative:

               (a) The Optionee understands that the Underlying Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in a Registration Statement on Form S-8; however, the Option has not been registered under the Securities Act on the Date of Grant nor will it ever be. The Optionee represents that the Option is being acquired by him or her for investment for his or her own account and not with a view to, or in connection with, the sale or other distribution thereof.

               (b) In the event that, at the Exercise Date, the Optionee is required by the Securities Act, if he or she desires to sell the Underlying Shares, to deliver a reoffer prospectus and there is not in effect a reoffer prospectus complying with Section 10(a) of the Securities Act, the certificate or certificates for the Underlying Shares shall bear the following legend:

               "The shares evidenced by this certificate have been registered on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"); however, the holder is required under the Securities Act to use a reoffer prospectus to resell the shares. Accordingly, the shares may not be sold or transferred unless there is delivered an opinion of counsel to the Company that either (1) there is in effect a current prospectus meeting the requirements of Section 10(a) of the Securities Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of such shares for sale or transfer, or (2) such shares may be sold without violating
               Section 5 of the Securities Act."

               10. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by registered or certified mail or by express courier service to the proper address. All notices to the Corporation shall be addressed to it at its principal office, now at 110 West Easy Street, Simi Valley, CA 93065, attention of the Chief Executive Officer. All notices to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the address set forth below the Optionee's name following the Corporation's signature. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given in accordance with this Section 10.

               11. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of the Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the
Securities Act, or corresponding provision of future law, and the Securities Exchange Act of 1934, as amended, or corresponding provision of future law, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed or, if applicable, of The Nasdaq Stock Market, Inc. In furtherance thereof, such counsel may request that the Optionee or other permissible person exercising the Option deliver such investment representation or other documents as such counsel deems necessary or appropriate.

               12. Reservation of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

               13. Disputes. Any dispute or disagreement which arises under, or as a result of, or in any way relates to, the interpretation, construction or application of this Agreement will be resolved by the Administrator. Any such resolution made hereunder shall be final, binding and conclusive for all purposes upon all persons. In the event of a difference between the terms and conditions of this Agreement and those of the Plan, the terms and conditions of the Plan shall govern. Any capitalized term not defined herein shall have the meaning as defined in the Plan.

               14. Limitation of Action. The Optionee agrees that every right of action accruing to him or her and arising out of, or in connection with, this Agreement against the Corporation will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

               15. Benefits of Agreement. This Agreement will inure to the benefit of, and be binding upon, each successor and assign of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement will be binding upon the Optionee's heirs, legal representatives and successors.

        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its authorized officer as of the day, month and year first above written.



                                                    PERFECTDATA CORPORATION


                                                    By:
                                                         ----------------------


                                                    ---------------------------
                                                        Optionee-Print Name



                                                    ---------------------------


                                                    ---------------------------
                                                        Address of Optionee

                                    EXHIBIT A

                              ELECTION TO PURCHASE

To PerfectData Corporation:

     110 West Easy Street
     Simi Valley, CA 93065
     Attention:  Chief Executive Officer

     The undersigned hereby irrevocable elects to exercise the foregoing Option to purchase ________ shares of the Common Stock issuable upon the exercise of the Option and requests that a certificate for such shares shall be issued in the name of


--------------------------------------------------------------------------------
                                     (Name)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                        (Taxpayer Social Security Number)

and be delivered to
                    ------------------------------------------------------------
                                     (Name)

at
   -----------------------------------------------------------------------------
                                    (Address)

Dated:                     ,
      ---------------------  -----


Name of holder of Option:



--------------------------------------------------------------------------------
                                 (Please Print)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                                   (Signature)

                    Note:The above  signature must  correspond  with the name as written upon the face of the Option in every particular, without alteration or enlargement or any change whatever.

                                    EXHIBIT B

                          NOTICE AS TO PARTIAL EXERCISE
                                       BY
                             PERFECTDATA CORPORATION



To:                                              Date:
         --------------------

         --------------------

         --------------------

               (Address)

      WHEREAS, you are the named Optionee in a Stock Option Agreement dated as of __________, __ to purchase _______ shares of the Common Stock and have exercised the Option as to _________ shares;

      PLEASE TAKE NOTICE that the Stock Option Agreement is, by its terms, automatically amended so it now covers only ______________ shares.


                                              PERFECTDATA CORPORATION

                                              By:
                                                   ----------------------------

                                                   ----------------------------
                                                                (Title)

                                                                      Exhibit 5

                                December 11, 2000

PerfectData Corporation
110 West Easy Street
Simi Valley, CA 93065

Dear Sirs and Madams:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by PerfectData Corporation (the "Company") under the Securities Act of 1933, as amended, relating to 2,000,000 shares (the "Shares") of the Common Stock, no par value per share (the "Common Stock"), of the Company to be issued upon the exercise of stock options granted or to be granted pursuant to the Stock Option Plan of 2000 of PerfectData Corporation (the "2000 Stock Option Plan").

     As counsel to the Company, we have examined the Articles of Incorporation of the Company, its By-Laws, its minutes, the 2000 Option Plan, the forms of stock option agreements to be used with respect to the 2000 Option Plan and other corporate proceedings relating to the authorization of the 2000 Option Plan and have reviewed the Registration Statement in the form intended to be filed, as well as the form of Section 10(a) prospectus intended to be distributed to optionees under the 2000 Plan. In our opinion, we have made such an investigation and examination as we deemed necessary for the purposes of expressing an informed opinion on the matters hereafter discussed.

     Based upon such examination, it is our opinion that:

          (1) The Company is duly organized and validly existing under the laws of the State of California; and

          (2) The Shares to be issued upon exercise of stock options granted or to be granted pursuant to the 2000 Option Plan in accordance with the terms of the terms of the respective stock option agreement and the 2000 Option Plan will, upon such exercise, be validly issued, fully paid and nonassessable.

     In addition, we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in Item 5 of the Registration Statement and under the caption "Description of Plan-Federal Income Tax Consequences of Options" in the Section 10(a) prospectus.

                                                 Very truly yours,


                                                 /s/ WACHTEL & MASYR, LLP

                                                                   Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement on Form S-8 pertaining to the Stock Option Plan of 2000 of PerfectData Corporation and to the incorporation by reference therein of our report dated June 2, 2000, with respect to the financial statements of PerfectData Corporation as of and for the year ended March 31, 2000, which report appears in the Annual Report on Form 10-K for the fiscal year ended March 31, 2000 of PerfectData Corporation.

/s/ KPMG LLP


Woodland Hills, California
December 11, 2000

                                                                   Exhibit 23(c)


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
PerfectData Corporation
Simi Valley, California

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Stock Option Plan of 2000 of PerfectData Corporation and to the incorporation by reference therein of our report dated July 4, 1999, relating to the financial statements of PerfectData Corporation for the year ended March 31, 1999, included in the Annual Report (Form 10-K) for the year ended March 31, 2000.


/s/ Beckman Kirkland & Whitney


Agoura Hills, California
December 11, 2000